                                                              EXHIBIT 99.906CERT

                                                                       EXHIBIT 3

PACIFIC ADVISORS FUND

EXHIBIT 10(b) to Form N-CSR

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     George A. Henning, Chairman and Chief Executive Officer, and Barbara A. Kelley, Chief Financial Officer, of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the "Registrant"), each certify to the best of his and her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


Date:  September 2, 2003


Pacific Advisors Fund Inc.                     Pacific Advisors Fund Inc.


/s/ George A. Henning                          /s/ Barbara A. Kelley
    -----------------                              -----------------
George A. Henning                              Barbara A. Henning
Chairman and Chief Executive Officer           Chief Financial Officer